Exhibit 10.7.3
AMENDMENT NUMBER THREE
TO THE
BRIGHTHOUSE SERVICES, LLC
VOLUNTARY DEFERRED COMPENSATION PLAN

The BRIGHTHOUSE SERVICES, LLC VOLUNTARY DEFERRED COMPENSATION PLAN (the “Plan”) is hereby amended, effective as of January 1, 2019, as follows:

Section 10.6 of the Plan is hereby amended by deleting the second sentence therein and replacing it with the following:

“Such payment will be made as soon as reasonably practicable following notification to the Plan Administrator of a Participant’s death, but in no event later than the end of the calendar year following the calendar year of the Participant’s death.”

IN WITNESS WHEREOF, this amendment has been executed by the Plan Administrator on this 12th day of December 2019.

Plan Administrator

/s/ Micah Dowling
____________________________________
Micah Dowling

Witness: /s/ Elise Milito